Exhibit 99.1

PRESS RELEASE Contact: Michael Senken

Phone: (678) 384-6720

MiMedx Group Announces 2011 Results

KENNESAW, Georgia, February 28, 2012 (PR Newswire) — MiMedx Group, Inc. (OTCBB: MDXG), an integrated developer, manufacturer and marketer of patent protected regenerative biomaterials and bioimplants processed from human amniotic membrane, announced today its results for the year ended December 31, 2011.

Full Year 2011 Results

The Company recorded record revenue for the year ended December 31, 2011, with revenue of $7.8 million, a tenfold increase over 2010 full year revenue of $789,000. The Company recorded a net loss of $10.2 million, or $0.14 per diluted common share, for the year ended December 31, 2011, a $1.2 million improvement as compared to the net loss of $11.4 million, or $0.19 per diluted common share, recorded for the year ended December 31, 2010. The earnings before interest, taxes, depreciation, amortization and share based compensation (Adjusted EBITDA*) for the year ended December 31, 2011, were a loss of $6.3 million, a $2.0 million improvement as compared to the Adjusted EBITDA loss of $8.3 million for the year ended December 31, 2010.

Cash on hand as of December 31, 2011, was $4.1 million, an increase of $2.8 million, as compared to $1.3 million, as of December 31, 2010. Stockholders’ equity as of December 31, 2011, was $11.9 million, nearly a two-fold increase in stockholder’s equity of $6.1 million as of December 31, 2010.

Management Commentary on 2011 Results

Parker H. “Pete” Petit, Chairman and CEO, stated, “We had a very successful year in growing our amniotic tissue allograft revenue. We acquired Surgical Biologics in early January of 2011, and through the integration of our new subsidiary into the MiMedx sales channels and distribution network, we grew the allograft revenue from approximately $1.7 million in 2010 to more than $7 million in 2011. However, as a result of some additional studies requested by the FDA, we did not receive clearance on our collagen fiber 510(k) submissions during the year. Consequently, our revenue fell short of our full year 2011 expectations. At the beginning of 2012, we did receive a European certificate to market the Company’s proprietary CollaFix™ Surgical Mesh CD in the European Union. Despite our revenue being below expectations due to the clearance limitations on our HydroFix® and CollaFix™ technologies, we were successful during 2011 in making further reductions in the Company’s expenses.

With our two amniotic tissue technology platforms, AmnioFix® and EpiFix®, we do have revenue sources that are relatively more predictable than in the past. In addition, our offerings from these two technologies give MiMedx a suite of product and tissue offerings that provide a market presence and potential in wound care, burn healing, soft tissue trauma, nerve and tendon repair, spinal applications and sports medicine.”

“During the fourth quarter of the year, we secured the C-Code from the Centers for Medicare and Medicaid Services (CMS) for our EpiFix® allograft. This was a significant step in facilitating consistent and financially-adequate reimbursement through CMS for this high potential wound care allograft. This also lays the foundation for reimbursement from commercial health plans. To further our reimbursement effectiveness, we have already filed for the EpiFix® Q-code,” added Petit.

“During the year, we had modest success in receiving clearances for products from our HydroFix® technology platform. HydroFix® Vaso Shield was cleared by the FDA for additional thicknesses and sizes and our HydroFix® Ortho Shield product also received FDA 510(k) clearance during the year,” commented Bill Taylor, President and COO. “We have successfully consolidated all of our manufacturing and processing capacity to coincide with the expected production demand for our device offerings, and at the same time, enable acceleration of the production of our tissue allografts to meet the anticipated high growth in demand for those offerings. In addition to positioning our operations for rapid growth, our 2011 manufacturing consolidations have allowed us to reduce our annualized operating expenses by more than $1 million.”

The Company recently commenced its national launch of AmnioFix® Injectable and AmnioFix® Wrap tissue allografts. AmnioFix® is the second of the Company’s two tissue technology platforms, and has remarkable potential for numerous medical applications in the areas of soft tissue trauma, nerve and tendon repair, spinal applications and sports medicine.

In the second quarter of 2011, the Company successfully completed a $6 million private placement, and in December 2011, the Company completed another $5 million private placement. “While we will likely raise some additional funds during 2012, we are confident that the funds raised to date will be sufficient to see the Company through to its breakeven adjusted EBITDA point which could occur in the first quarter of 2012,” concluded Petit.

Outlook for 2012

The Company also reported its revenue goals for 2012. The Company’s revenue goal for the first quarter 2012 is $3.6 million, and its revenue goals for the second, third and fourth quarters of 2012 are $4.9 million, $6.4 million and $8.1 million, respectively. Assuming the revenue goals are met, the Company expects its Adjusted EBITDA to be positive for the first quarter and to continue to grow quarter over quarter for the balance of the year. There are a number of factors that are beyond the Company’s ability to influence; therefore, the above quarterly revenues are presented as goals, and not a forecast.

Earnings Call

MiMedx management will host a live broadcast of its year end 2011 conference call on Tuesday, February 28, 2012, beginning at 10:30 a.m. eastern time. A listen-only simulcast of the MiMedx Group conference call will be available online at the Company’s website at www.mimedx.com or at www.earnings.com. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. The replay can also be found on the Company’s website at www.mimedx.com or at www.earnings.com.

About the Company

MiMedx® is an integrated developer, manufacturer and marketer of patent protected regenerative biomaterial products and bioimplants processed from human amniotic membrane. “Innovations in

Regenerative Biomaterials” is the framework behind our mission to give physicians products and tissues to help the body heal itself. Our biomaterial platform technologies include the device technologies HydroFix® and CollaFix™, and our tissue technologies, AmnioFix® and EpiFix®. Our tissue technologies, processed from the human amniotic membrane, utilize our proprietary Purion® process that was developed by our wholly-owned subsidiary, Surgical Biologics, to produce a safe, effective and minimally manipulated implant for homologous use. Surgical Biologics is the leading supplier of amniotic tissue, having supplied over 70,000 implants to date to distributors and OEMs for application in the Ophthalmic, Orthopedics, Spine, Wound Care and Dental sectors of healthcare.

Safe Harbor Statement

This press release includes statements that look forward in time or that express management’s beliefs, expectations or hopes. Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the predictability of revenues from AmnioFix® and EpiFix®; anticipated growth in demand for the Company’s tissue offerings; the market opportunities in wound care, burn healing, soft tissue trauma, nerve and tendon repair; spinal applications and sports medicine; the extent to which the consolidation of the Company’s manufacturing and processing capacity will enable acceleration of production of the Company’s products; the impact of the EpiFix® C-Code (and Q-Code, if issued) in facilitating the reimbursement through CMS and on reimbursement from commercial health plans; the potential applications for the AmnioFix® Injectable and AmnioFix® Wrap tissue allografts; the expected timing for the Company to reach its EBITDA breakeven point; and the Company’s financial expectations for 2012. These statements are based on current information and belief, and are not guarantees of future performance. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that the Company may not be successful in ramping up its production capabilities and capacity to serve the anticipated demand for its tissue offerings, that the anticipated demand for the Company’s tissue offerings does not materialize as expected, that reimbursement for the Company’s products is low or that a significant number of payors do not reimburse at all, that the numerous medical applications for AmnioFix® Injectable and AmnioFix® Wrap do not materialize, that the Company does not achieve its financial expectations for 2012, that to survive and achieve its goals the Company may require additional capital beyond the previous amounts raised, which may be difficult or impossible to obtain, the Company may not be able to achieve profitability, that the Company’s products and services may not gain the anticipated acceptance in the marketplace or that acceptance may be delayed, and the risk factors detailed from time to time in the Company’s periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2010, and its most recent Form 10-Q. By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

MIMEDX GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	September 30,	September 30,
	Years Ended December 31,
	2011	2010
REVENUES:
Net sales	$7,760,446	$544,155
Grant revenue	—	244,719

Total revenue	7,760,446	788,874

OPERATING COSTS AND EXPENSES:
Cost of products sold	3,154,594	1,720,063
Research and development expenses	2,602,751	2,753,331
Selling, general and administrative expenses	11,764,117	6,848,135

LOSS FROM OPERATIONS	(9,761,016)	(10,532,655)

OTHER INCOME (EXPENSE), net
Financing expense associated with warrants issued in connection with convertible promissory note	—	(287,449)
Interest (expense) income, net	(432,970)	(599,649)

LOSS BEFORE INCOME TAXES	(10,193,986)	(11,419,753)
Income taxes	—	—

NET LOSS	$(10,193,986)	$(11,419,753)

Net loss per common share
Basic and diluted	$(0.14)	$(0.19)

Shares used in computing net loss per common share
Basic and diluted	72,450,337	59,138,357

See notes to consolidated financial statements

MIMEDX GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$4,112,326	$1,340,922
Accounts receivable, net	1,891,919	162,376
Inventory, net	712,602	111,554
Prepaid expenses and other current assets	164,664	90,946

Total current assets	6,881,511	1,705,798

Property and equipment, net of accumulated depreciation of $1,891,575 and $1,392,704, respectively	869,411	756,956
Goodwill	4,040,443	857,597
Intangible assets, net of accumulated amortization of $3,468,515 and $2,132,606, respectively	15,090,485	3,929,394
Deposits and other long term assets	214,342	102,500

Total assets	$27,096,192	$7,352,245

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$2,300,638	$848,285
Convertible notes, plus accrued interest of $3,432	—	403,432
Deferred rent current	6,620	—
Convertible line of credit with related party, net of unamortized discount of $46,746 plus accrued interest of $42,726	1,295,980	—
Convertible debt, net of unamortized discount of $170,509 plus accrued interest of $49,315	1,128,806	—
Current portion of earn-out liability payable In MiMedx common stock	3,185,223	—

Total current liabilities	7,917,267	1,251,717

Earn-out liability payable in MiMedx common stock, net of current portion	4,225,280	—
Convertible Senior Secured Promissory Notes, net of unamortized discount of $2,263,145 plus accrued interest of $7,732	2,744,587	—
Other liabilities	312,493	—

Total liabilities	15,199,627	1,251,717

Commitments and contingency (Note 14)	—	—

Stockholders’ equity:
Preferred stock; $.001 par value; 5,000,000 shares authorized and 0 shares issued and outstanding	—	—
Common stock; $.001 par value; 100,000,000 shares authorized; 74,306,895 issued and 74,256,895 outstanding for 2011 and 64,381,910 issued and 64,331,910 outstanding for 2010	74,307	64,382
Additional paid-in capital	73,868,604	57,888,506
Treasury stock (50,000 shares at cost)	(25,000)	(25,000)
Accumulated deficit	(62,021,346)	(51,827,360)

Total stockholders’ equity	11,896,565	6,100,528

Total liabilities and stockholders’ equity	$27,096,192	$7,352,245

See notes to consolidated financial statements

MiMedx Group, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliation

As used herein, “GAAP”, refers to generally accepted accounting principles in the United States. We use various numerical measures in conference calls, investor meetings and other forums which are or may be considered “Non-GAAP financial measures” under Regulation G. We have provided below for your reference, supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation.

Reconciliation of Net Loss to “Adjusted EBITDA” defined as Earnings before Interest, Taxes, Depreciation, Amortization and Share Based Compensation:

	September 30,	September 30,
	Year Ended December 31,
	2011	2010
Net Loss (Per GAAP)	$(10,193,986)	$(11,419,756)
Add back:
Income Taxes	—	—
Financing (expense) associated with warrants issued in connection with convertible promissory note	—	(595,679)

Financing (expense) associated with beneficial conversion of hybrid debt instrument	—	(287,449)

Financing (expense) associated with beneficial conversion of note payable issued in conjunction with acquisition	(266,991)	—

Financing (expense) associated with beneficial conversion of Line of Credit with Related Party	(33,254)	—

Financing (expense) associated with beneficial conversion of Senior Secured Promissory Notes	(14,907)	—

Other interest (exp)/inc., net	(117,818)	(3,970)

Depreciation Expense	446,502	444,259
Amortization Expense	1,335,908	667,932
Employee Share Based Compensation	1,307,868	996,307
Other Share Based Compensation	351,214	174,354

Loss Before Interest, Taxes, Depreciation, Amortization and Share Based Compensation	$(6,319,524)	$(8,249,806)